Exhibit 99.1

NEWS RELEASE

CHARLES RIVER LABORATORIES ANNOUNCES PLANNED OFFERING
OF $1 BILLION OF SENIOR NOTES

WILMINGTON, Mass., March 8, 2021 – Charles River Laboratories International, Inc. (NYSE: CRL) announced today that it intends to offer $1 billion aggregate principal amount of senior notes due 2029 and 2031 (the “notes”) in an unregistered offering, subject to market conditions.

Charles River intends to use the gross proceeds of the offering of the notes to redeem its 5.5% senior notes due 2026 (the “2026 notes”), to fund, along with borrowings under its senior credit facilities, a portion of the purchase price for its proposed acquisition of Cognate BioServices, Inc., and to pay fees and expenses in connection with the offering, the redemption of the 2026 notes, and the amendment of its senior credit facilities.

The notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any other jurisdiction. Unless they are registered, the notes may be offered only in transactions that are exempt from registration under the Securities Act and applicable state securities laws. The notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and to non-U.S. persons outside the United States under Regulation S of the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes, nor shall there be any sale of the notes in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Caution Concerning Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements include statements in this news release regarding the potential securities offering and our expectations regarding the redemption of 5.5% senior notes due 2016 or the payment of a portion of the purchase price for the proposed acquisition of Cognate BioServices, Inc. with the proceeds of the notes offering. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 17, 2021, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts.  Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them.

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Investor Contact:	Media Contact:
Todd Spencer	Amy Cianciaruso
Corporate Vice President,	Corporate Vice President,
Investor Relations	Public Relations
781-222-6455	781-222-6168
todd.spencer@crl.com	amy.cianciaruso@crl.com